Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3D (File Nos. 333-182768, 333-219243, and 333-249812) of Sterling Real Estate Trust of our report dated March 31, 2021, relating to the consolidated financial statements and the financial statement schedule, which appears on pages 55 through 57 of this annual report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Chicago, Illinois

March 31, 2021